Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Regel, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Integrated Telecom Express, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of the Company.

By:	/s/ JAMES REGEL
Name:	James Regel
Title:	President and Chief Executive Officer

I, James Williams, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Integrated Telecom Express, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of the Company.

By:	/s/ JAMES WILLIAMS
Name:	James Williams
Title:	Senior Vice President of Finance, Treasurer and Chief Financial Officer